As filed with the Securities and Exchange Commission on July 28, 2000.

                                                       Registration No. 333- ___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                              CYANOTECH CORPORATION
             (Exact name of registrant as specified in its charter)
              Nevada                                            91-1206026
     (State or other jurisdiction                           (I.R.S. Employer
      of incorporation or organization)                      Identification No.)

     73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 (808) 326-1353 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------
                              CYANOTECH CORPORATION
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)
                               ------------------
                                 RONALD P. SCOTT
               Executive Vice President & Chief Financial Officer
                              Cyanotech Corporation
     73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 (808) 326-1353 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   Copies to:
                              E. LAURENCE GAY, ESQ.
                        Goodsill Anderson Quinn & Stifel
                               1099 Alakea Street
                               Honolulu, HI 96813
                                 (808) 547-5600
                               ------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                                Proposed Maximum     Proposed Maximum
                                             Amount to be       Offering Price     Aggregate Offering       Amount of
         Title of each Class of             Registered(1)        Per Share(2)           Price(2)          Registration
      Securities to be Registered                                                                            Fee(1)
----------------------------------------- ------------------- ------------------- --------------------- ------------------
Common Stock                                 400,000 sh.         $1.77                $708,000            $187
--------------------------------------------------------------------------------------------------------------------------

(1) Shares of Common Stock reserved under the 1995 Stock Option Plan that were registered previously on Registration No. 33-63789 on Form S-8 are not included.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as quoted on the NASDAQ National Market on July 24, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


I.      Plan Information.*

II.     Registrant Information and Employee Plan Annual Information.

----------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

                (a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 2000.

                (b)     The   Registrant's   Proxy   Statement  filed  with  the
                        Commission on July 10, 2000 (except for the Compensation and Stock Option Committee Report included therein).

                (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement filed by the Registrant with the Commission pursuant to
                        Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

                All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                The Nevada Private Corporation Law ("NPCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (x) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (y) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NPCL also permits the Registrant to purchase and maintain insurance on behalf of the Registrant's directors and officers against any liability arising out of their status as such, whether or not Registrant would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

                The Company's Bylaws provide that the Company shall, to the fullest extent permitted by applicable law, indemnify any director or officer of the Company in connection with certain actions, suits or proceedings, against, expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. The Company is also required to pay any expenses incurred by a director or officer in defending such an action, in advance of the final disposition of such action. The Company's Bylaws further provide that, by resolution of the Board of Directors, such benefits may be extended to employees, agents or other representatives of the Company.

                The NPCL provides that a corporation's articles of incorporation may contain a provision which eliminates or limits the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. The Company's Restated Articles of Incorporation include a provision eliminating the personal liability of directors for breach of fiduciary duty except that such provision will not eliminate or limit any liability which may not be so eliminated or limited under applicable law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8. EXHIBITS

4.1      1995 Stock Option Plan, as amended.
5.1      Opinion of Woodburn and Wedge.
23.1     Consent of KPMG LLP Independent Certified Public Accountants
23.2     Consent of Woodburn and Wedge (see Exhibit 5.1).
24.1     Power of Attorney (included on Page II-4 herein).

ITEM 9. UNDERTAKINGS.

        a.      The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Kailua-Kona, Hawaii, on July 28, 2000.


                                        CYANOTECH CORPORATION


                                        By:/s/ Gerald R. Cysewski
                                           -------------------------------------
                                           Gerald R. Cysewski
                                           Chief  Executive  Officer,  President
                                           and Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Ronald P. Scott and Gerald R. Cysewski, with the power of substitution, his attorney-in-fact, to sign any documents relating to this Registration Statement, including all amendments to this Registration Statement (including post-effective amendments), and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                        CAPACITY                                     DATE
            ---------                                        --------                                     ----
/s/ Gerald R. Cysewski                      Chairman of the Board,                                 July 28, 2000
----------------------                      President, Chief Executive Officer and Director
Gerald R. Cysewski

/s/ Ronald P. Scott                         Executive Vice President, Finance and                  July 28, 2000
----------------------                      Administration, Chief Financial Officer, Chief
Ronald P. Scott                             Accounting Officer and Director


/s/ Eric H. Reichl                          Director                                               July 28, 2000
----------------------
Eric H. Reichl


/s/ John T. Waldron                         Director                                               July 28, 2000
----------------------
John T. Waldron


/s/ Paul C. Yuen                            Director                                               July 28, 2000
----------------------
Paul C. Yuen

                                  EXHIBIT INDEX

EXHIBIT NUMBER                             DESCRIPTION
          4.1                   1995 Stock Option Plan, as amended
          5.1                   Opinion of Woodburn and Wedge
         23.1                   Consent of KPMG LLP Independent Certified Public Accountants
         23.2                   Consent of Woodburn and Wedge (see Exhibit 5.1)
         24.1                   Power of Attorney (included on page II-4 herein)